Filed pursuant to Rule 424(b)(3)
                                                            File No.: 333-119338



                             GRANT PARK FUTURES FUND
                               LIMITED PARTNERSHIP


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                       Supplement dated February 14, 2005
                                       to
                       Prospectus and Disclosure Document
                             dated December 1, 2004

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         Effective March 1, 2005, the minimum dollar amount necessary for an initial and any subsequent additional investment in the Grant Park Futures Fund (the "Fund") by existing Class A limited partners that are eligible employee benefit plans and/or individual retirement accounts has been reduced to $4,000. Similarly, the minimum dollar amount necessary for an initial investment in Class B units of the Fund by eligible employee benefit plans and/or individual retirement accounts has been reduced to $4,000. These minimums may be waived by the general partner, Dearborn Capital Management, L.L.C., in its sole discretion.